Filed pursuant to Rule 424(b)(5)
Registration No. 333-239441

PROSPECTUS SUPPLEMENT
(to Prospectus dated July 10, 2020)

eMagin Corporation

$10,000,000

COMMON STOCK

We have entered into a sales agreement with H.C. Wainwright & Co., LLC, or Wainwright, dated as of November 18, 2021 (the “sales agreement”) relating to shares of our common stock that we may offer and sell from time to time through Wainwright acting as our sales agent. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock pursuant to this prospectus having an aggregate offering price of up to $10,000,000 from time to time through Wainwright acting as our sales agent.

Our common stock is listed on the NYSE American under the symbol “EMAN.” On November 17, 2021, the closing sale price of our common stock on the NYSE American was $2.34 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the NYSE American, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Wainwright will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross proceeds per share sold under the sales agreement. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of Wainwright will be deemed to be underwriting commissions or discounts.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

Prospectus Supplement dated November 18, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not, and Wainwright has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $10,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus supplement or the accompanying prospectus to “eMagin Corporation,” “eMagin,” “the Company,” “we,” “us,” and “our Company” refer to eMagin Corporation and its wholly owned subsidiary, Virtual Vision, Inc., unless we state otherwise or the context otherwise requires.

eMagin® is a registered trademark of eMagin Corporation. dPdTM is an unregistered trademark of eMagin. All rights reserved. All other trademarks used in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

eMagin Corporation

We design, develop, manufacture and market organic light emitting diode, or OLED miniature displays, which we refer to as OLED-on-silicon microdisplays, virtual imaging products that utilize OLED microdisplays, and related products. We also perform research in the OLED field. Our virtual imaging products integrate OLED technology with silicon chips to produce high-resolution microdisplays which, when viewed through a magnifying headset, create virtual images that appear comparable in size to that of a computer monitor or a large-screen television. Our products enable our original equipment manufacturer, or OEM, customers in the military and commercial markets to develop and market improved or new electronic products.

We believe that our OLED microdisplays offer a number of significant advantages over comparable liquid crystal microdisplays, including higher contrast, greater power efficiency, less weight, more compact size, and negligible image smearing. Using our active matrix OLED technology, many computer and electronic system functions can be built directly into the OLED microdisplay silicon backplane, resulting in compact, high resolution and power efficient systems. Already proven in military and commercial systems, our product portfolio of OLED microdisplays deliver high-resolution, virtual images that perform effectively even in extreme temperatures and high-vibration conditions.

Our OEM customers incorporate our OLED displays in a variety of products including, military aviation helmets, military weapons sights and targeting systems, night vision and thermal imaging devices, training and simulation, visualization for ocular surgery, mobile ultrasound, and augmented reality applications.

We believe our technology, intellectual property portfolio and position in the marketplace give us a leadership position in OLED and OLED-on-silicon microdisplay technology. We have an intellectual property portfolio that includes 41 U.S. patents and 16 pending U.S. patents, and have over 24 years of manufacturing know-how and other proprietary technologies to create our high-performance OLED microdisplays. We also have 5 issued foreign patents and 24 foreign filings. We believe that we are one of only a few companies to market and produce significant quantities of high resolution, small molecule OLED-on-silicon microdisplays.

We also believe that our direct patterning, or dPd technology, which we introduced during 2018, gives us an advantage over other OLED microdisplays because it allows us to produce microdisplays with the high brightness required for VR and AR and certain military applications. Traditional OLED microdisplays utilize white emitting OLED with color filters that lessen the intensity of emitted light by as much as 80%, significantly reducing brightness. Microdisplays manufactured by dPd process technology do not require color filters to achieve color variations and allow for the application of more efficient OLED structures which achieve higher brightness. dPd also allows for much lower power and longer life when run at the same luminance of a color filter display.

We believe that our U.S.-based design and manufacturing, combined with in-house advanced backplane design, and our dPd technology give us a competitive advantage. Our direct patterning equipment is operational. We have fabricated full color displays using the newly upgraded and installed dPd tool during 2021 including our 4kX4k and WUXGA displays. In July 2021, using our dPd technology we created full color WUXGA displays with a brightness of over 10,000 cd/m2. We continue our development work for our Tier One Consumer customer and are targeting similar levels of brightness on proof-of-concept displays using our full color dPd process.

We achieved the highest monochrome brightness levels in the market years ago and are continuing our leadership with color displays. Display brightness is critical for AR/VR devices because of optics inefficiency and the need to eliminate motion artifacts. This is especially important for heads up displays used in bright, daylight environments. Our high resolution and low pixel pitch are also important to eliminate the “screen door” effect that comes with expanding lower resolution displays over wide fields of view.

We received a validation of our products and technology during 2020 from the U.S. government. In 2020, we received two U.S. Department of Defense, or DoD, awards totaling $39.1 million. We believe we are the only commercial U.S. manufacturer of OLED microdisplays and our displays are used in many U.S. military programs.

We derive the majority of our revenue from sales of our OLED microdisplay products. We also earn revenue from commercial, consumer product and government development contracts that may complement and support our internal research and development programs. In addition, we generate sales from optics and microdisplays combined with optics. And finally, as the technology leader in this space, we may see future opportunities to license technologies like dPd to OEMs and other global manufacturers.

We were formed in March 2000 through the merger of Fashion Dynamics Corporation and FED Corporation, a developer and manufacturer of optical systems and microdisplays for use in the electronics industry. Simultaneous with this merger, we changed our name to eMagin Corporation. We are incorporated in the state of Delaware.

The address of our principal executive offices is 700 South Drive, Suite 201, Hopewell Junction, NY 12533 and our telephone number is (845) 838-7900.

The Offering

Issuer	eMagin Corporation

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $10,000,000.

Common stock to be outstanding after the offering	Up to 76,835,631 shares, after giving effect to the assumed sale of 4,300,000 shares of our common stock at a price of $2.34 per share, which was the closing price of our common stock on the NYSE American on November 17, 2021. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, H.C. Wainwright & Co., LLC. See “Plan of Distribution” on page S-12.

Use of proceeds	We intend to use the net proceeds from this offering to fund working capital requirements and for other general corporate purposes. See “Use of Proceeds” on page S-10.

NYSE American symbol	“EMAN”

Risk Factors	This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

The number of shares of common stock shown above to be outstanding after this offering is based on 72,535,631 shares outstanding as of September 30, 2021 and excludes:

●	3,847,757 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2021, at a weighted average exercise price of $1.92 per share;

●	402,099 shares of our common stock underlying Restricted Stock Units, or RSU’s that are issuable subject to the satisfaction of certain time-based service criteria;

●	103,048 shares of our common stock underlying RSU’s that are issuable subject to the achievement of certain financial targets over a performance period, and the satisfaction of certain time based service criteria;

●	18,726,009 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock; and

●	3,000,000 shares of our common stock issuable upon the exercise of warrants issued in April 2019 and outstanding as of September 30, 2021, at an exercise price of $0.78 per share; 1,680,447 shares of our common stock issuable upon the exercise of warrants issued in August 2016 and outstanding as of September 30, 2021, at an exercise price of $2.60 per share; 100,000 shares of our common stock issuable upon the exercise of warrants issued in March 2017 and outstanding as of September 30, 2021, at an exercise price of $2.25 per share, 1,650,000 shares of our common stock issuable upon the exercise of warrants issued in May 2017 and outstanding as of September 30, 2021, at an exercise price of $2.45 per share; and 2,909,369 shares of our common stock issuable upon the exercise of warrants issued in January 2018 and outstanding as of September 30, 2021, at an exercise price of $1.55 per share.

Unless otherwise stated, all information contained in this prospectus supplement reflects an assumed public offering price of $2.34 per share, which was the closing sales price of our common stock on the NYSE American on November 17, 2021.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement to the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 are not the only ones facing us. Additional risks and uncertainties not presently known to us may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to this Offering and Our Common Stock

The market price of our common stock may be volatile.

The market price of our common stock has been subject to wide fluctuations. During our four most recently completed fiscal quarters, the closing price of our stock ranged from a low of $1.06 to a high of $4.84. The market price of our common stock in the future is likely to continue to be subject to wide fluctuations in response to various factors, including, but not limited to, the following:

●	variations in our operating results and financial conditions;

●	sales by our existing shareholders;

●	changes in financial estimates or investment recommendations by securities analysts following our business;

●	actual or anticipated announcements of technical innovations, commercial partnerships, new product developments, or design wins by us or our competitors;

●	general conditions in the semiconductor and display industries; and

●	worldwide economic and financial conditions.

In addition, the public stock markets have experienced extreme price and volume fluctuations that have particularly affected the market price for many technology companies and that have often been unrelated to the operating performance of these companies. The broad market fluctuations and other factors may continue to adversely affect the market price of our common stock.

Provisions in certain of our commercial agreements and our military business may prevent or delay an acquisition of, partnership with, or investment in us, and our ability to develop OEM and mass production partnerships, which could decrease the market value of our common stock.

Provisions in certain of our commercial agreements may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable. In addition, as a contractor and subcontractor to the U.S. federal government, we are subject to and must comply with various government regulations that impact our operating costs, profit margins and the internal organization and operation of our business. As a result, these provisions and business may prevent or delay an acquisition of, partnership with, or investment in, our Company and our ability to develop OEM and mass production partnerships and could limit the price that strategic investors may be willing to pay in the future for shares of our common stock. They could also deter potential partners or acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Failure to meet the continued listing requirements of the NYSE American may result in the delisting of our common stock, which could result in lower trading volumes and liquidity, lower prices of our common stock and make it more difficult for us to raise capital.

Our common stock is listed on the NYSE American, and we are subject to its continued listing requirements, including maintaining certain share prices and a minimum amount of stockholder’s equity. If we are unable to comply with the NYSE American continued listing requirements, including its trading price requirements, our common stock may be suspended from trading on and/or delisted from the NYSE American. Although we have not been notified of any delisting proceedings, there is no assurance that we will not receive such notice in the future or that we will be able to then comply with NYSE American listing standards. The delisting of our common stock from the NYSE American may materially impair our stockholders' ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

Future issuances of our common stock could lower our stock price and dilute the interests of existing stockholders.

We may issue additional shares of our common stock in the future, including shares of our common stock in connection with acquisitions, strategic partnerships or joint ventures that we believe will allow us to complement our growth strategy, increase market share in our current markets and expand into adjacent markets, broaden our technology and intellectual property, and strengthen our relationships with distributors and OEMs. Any future issuances of shares of our common stock, including in connection with any future acquisition, partnership or joint venture, may result in the dilution of existing stockholders to the extent we are required to issue equity securities.

The issuance of a substantial amount of common stock could have the effect of substantially diluting the interests of our current stockholders. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale by investors who acquired such common stock in a private placement, could have a material adverse effect on the market price of our common stock.

In addition, the $0.75 conversion price for our Series B Convertible Preferred Stock was reduced to $0.3022 due to sales of our common stock in December 2019, as required by an anti-dilution provision in the certificate of designations governing the Series B Convertible Preferred Stock. As a result, the number of shares of common stock issuable upon the conversion of the series B preferred stock has increased from 7.5 million to, as of September 30, 2021, 18.7 million shares. If the holders of the Series B Convertible Preferred Stock sell any or all of the common stock issuable upon conversion of the Series B Convertible Preferred Stock, this could have a material adverse effect on the market price of our common stock.

Concentration of ownership of our stock may enable one stockholder or a small number of stockholders to significantly influence matters requiring stockholder approval.

As of September 30, 2021, Stillwater Holdings LLC (f/k/a Stillwater LLC) owned approximately 15% of our outstanding voting stock, Flat Creek Fiduciary Management, as trustee of a trust which the sole member of Stillwater Holdings LLC has investment control, owned approximately 3% of our outstanding voting stock and the sole member of Stillwater Holdings LLC is the investment manager of Rainbow Gate Corporation, which owned approximately 3% of our outstanding voting stock. Together such stockholders owned approximately 21% of our outstanding voting stock. As a result, these stockholders, if they act together, may be able to exert a significant degree of influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Further, if these stockholders act together with another stockholder, Ginola Limited (a stockholder that has common directors with two of our other stockholders: Mount Union Corp. and Chelsea Trust Company), as of September 30, 2021, they would collectively have represented approximately 25% of our outstanding voting stock. This concentration of ownership may facilitate or hinder a change of control and might affect the market price of our common stock. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders. In nine months ended September 30, 2021, the above stockholders have sold 7.7 million shares of our outstanding common stock. Future sales of common stock by the above stockholders may negatively impact the price or our common stock.

The holders of shares of our Series B Convertible Preferred Stock have and may continue to exercise significant influence over us.

Under the terms of the certificate of designations governing our Series B Convertible Preferred Stock, the Series B Convertible Preferred Stock generally ranks, with respect to liquidation and dividends, senior to our other securities and, so long as any shares of Series B Convertible Preferred Stock remain outstanding, the approval of the holders of a majority of the series B convertible preferred stock outstanding at the time of approval is required in order for us to, among other things, (i) amend, alter or repeal our certificate of incorporation if such amendment, alteration or repeal adversely affects the powers, preferences or special rights of the Series B Convertible Preferred Stock; (ii) create any series or class of stock ranking senior as to liquidation rights or dividends with the series B convertible preferred stock (other than series A senior secured convertible preferred stock, or series A convertible preferred stock); (iii) redeem, or pay dividends on, any class or series of our capital stock (other than the series A convertible preferred stock); or (iv) so long as there are holders of at least 577 outstanding shares of series B convertible preferred stock, issue any shares of Series B Convertible Preferred Stock. The terms of the certificate of designations also provide that so long as any shares of Series B Convertible Preferred Stock are outstanding, we may not offer, sell or issue, or enter into any agreement, arrangement or understanding to offer, sell or issue, any common stock or common stock equivalent (other than offerings that are underwritten on a firm commitment basis and registered with the SEC under the Securities Act) without the approval of holders of a majority of the Series B Convertible Preferred Stock outstanding. These and other rights granted to holders of the Series B Convertible Preferred Stock enable the holders thereof to exert substantial control over our affairs and potentially exercise their control in a manner adverse to the interest of our other stockholders. The consent requirements set forth in the certificate of designations has impaired, and may in the future impair, our ability to raise capital.

The majority holder of our Series B convertible stock, has prevented, and may in the future prevent, us from entering into significant corporate transactions that our management and Board have otherwise approved, including certain capital raising transactions.

The exercise of rights by the majority holder of the Series B convertible preferred stock has impaired, and may in the future impair, our ability to enter into significant corporate transactions, including certain capital raising transactions. For example, the securities purchase agreement pursuant to which we sold the Series B convertible preferred stock provides that so long as there are holders of at least 577 outstanding shares of series B convertible preferred stock and until such date that (i) all shares of our Series B convertible stock become eligible for resale under Rule 144 without volume restrictions or (ii) a registration statement registering the sale of such shares becomes effective, unless we obtain the prior written consent of the majority holders, we may not issue or sell any securities in a capital raising transaction, unless such securities are not and will not be registered under the Securities Act until on or after the effective date of a registration statement registering the sale of the Series B convertible stock. The majority holder of our Series B convertible preferred stock, has previously withheld consent to certain capital raises that were proposed by our management and approved by our Board, most recently in September 2021. As a result, we were unable to proceed with the proposed offerings and raise capital at the times, at the prices and in the amounts, that our management and our Board deemed most beneficial to the Company. There can be no assurances that the majority holder of our Series B convertible preferred stock, will not withhold its consent for any future capital raise we propose.

We do not intend to pay cash dividends. We last paid a dividend on our capital stock in 2012 and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our securities will likely depend on whether the price of our common stock increases.

We have not paid dividends on any of our capital stock since 2012. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, our asset based lending agreement, or ABL Facility, with Rosenthal & Rosenthal, which we entered into on December 21, 2016 prohibits us from paying cash dividends on our common stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our securities if the price of our common stock increases.

The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the NYSE American.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our common stock and sales of substantial amounts of our common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. Concerns over global stability and economic conditions in the United States and abroad have contributed to the extreme volatility of the markets which may have an effect on the market price of our common stock.

The substantial number of shares that are or will be eligible for sale could cause our common stock price to decline even if we are successful.

Sales of significant amounts of common stock in the public market, or the perception that such sales may occur, could materially affect the market price of our common stock. These sales might also make it more difficult for us to sell equity or equity-linked securities in the future at a time and price that we deem appropriate. As of September 30, 2021, we have 72,535,631 shares of common stock outstanding plus (i) options to purchase 3,847,757 shares, (ii) warrants to purchase 9,339,816 shares (iii) convertible preferred stock convertible into 18,726,009 shares of common stock and (iv) RSU’s to vest of 402,099 shares. If a significant number of our outstanding warrants or options are exercised, or a significant number of shares of our convertible preferred stock is converted, our stockholders may experience a substantial dilution in their percentage ownership of our Company.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the assumed offering price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of shares of our common stock in the aggregate amount of $10,000,000 at an assumed offering price of $2.34 per share, the closing sales price of our common stock on November 17, 2021 on the NYSE American, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $26.3 million or approximately $0.34 per share. This represents an immediate increase in net tangible book value of approximately $0.11 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $2.00 per share to purchasers of our common stock in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you would incur if you purchase securities in this offering.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If industry or financial analysts do not publish research or reports about our business, or if they issue inaccurate or unfavorable research regarding our common stock, our share price and trading volume could decline.

Due to our continued losses and lack of consistent revenue growth, there may be little or no incentive for securities analysts of brokerage and other financial firms to provide investment coverage of us or to recommend the purchase of our common stock. Any reports that industry or financial analysts publish about us or our business may influence the trading market for our common stock. We do not control these analysts, whether they provide investment coverage of us, or the content and opinions included in any of their reports. If any of the analysts who cover us issues an inaccurate or unfavorable opinion regarding our Company, our stock price would likely decline. In addition, the stock prices of many companies in the technology industry have declined significantly after those companies have failed to meet, or significantly exceed, the financial guidance publicly announced by the companies or the expectations of analysts. If our financial results fail to meet, or significantly exceed, our announced guidance or the expectations of analysts or public investors, analysts could downgrade our common stock or publish unfavorable research about us. If, after initiating coverage of us and our common stock, one or more analysts were to cease coverage of our Company or fail to publish reports on us regularly, our visibility in the financial markets could decrease, which in turn could cause our stock price or trading volume to decline.

A provision in our certificate of incorporation and by-laws may prevent or delay an acquisition of our Company, which could decrease the market value of our common stock.

Provisions of Delaware law, our certificate of incorporation and our by-laws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable. These provisions may also prevent or delay attempts by stockholders to replace or remove our current management or members of our Board of Directors. These provisions include:

●	limitations on the removal of directors;

●	advance notice requirements for stockholder proposals and nominations;

●	the inability of stockholders to act by written consent or to call special meetings;

●	the ability of our Board of Directors to make, alter or repeal our by-laws; and

●	the authority of our Board of Directors to issue preferred stock with such terms as our Board of Directors may determine.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which limits business combination transactions with stockholders of 15% or more of our outstanding voting stock that our Board of Directors has not approved. These provisions and other similar provisions make it more difficult for stockholders or potential acquirers to acquire us without negotiation. These provisions may apply even if some stockholders may consider the transaction beneficial to them. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our common stock. These provisions might also discourage a potential acquisition proposal or tender offer, even if the acquisition proposal or tender offer is at a premium over the then current market price for our common stock.

We are subject to significant corporate regulation as a public company and failure to comply with all applicable regulations could subject us to liability or negatively affect our stock price.

As a publicly traded company, we are subject to a significant body of regulation, including the Sarbanes-Oxley Act of 2002. While we have developed and instituted a corporate compliance program based on what we believe are the current best practices in corporate governance, internal and disclosure controls and continue to update this program in response to newly implemented or changing regulatory requirements, we cannot provide assurance that we are or will be in compliance with all applicable regulations. If we fail to comply with any of these regulations, we could be subject to a range of regulatory actions, fines or other sanctions or litigation. As part of the review of our compliance program, we continually review and analyze our internal control over financial reporting for Sarbanes-Oxley Section 404 compliance. As part of that process we have and in the future may discover material weaknesses or significant deficiencies in our internal control as defined under standards adopted by the Public Company Accounting Oversight Board that require remediation. In connection with our 2020 year end audit, we identified a significant deficiency in our internal controls over financial reporting related to our failure to reflect an increase in potentially dilutive common stock equivalents that could be issued as a result of sales of our common stock under our at-the -market sales agreement priced below our Series B Convertible Preferred Stock conversion rate. This correction had no impact on any financial statement amounts or earnings per share. Any failure to maintain effective controls or timely effect any necessary improvement of our internal and disclosure controls could harm operating results or cause us to fail to meet our reporting obligations, which could affect our ability to remain listed with NYSE American. Ineffective internal and disclosure controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our securities.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the sales agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect our results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as any amendments thereto reflected in subsequent filings with the SEC, and under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and in any free writing prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements include statements concerning, among other things: our ability to generate sufficient cash flows and obtain the additional financing we need in order to continue as a going concern; our ability to generate additional revenue or secure additional financing when required, in order to continue our current operations; our ability to manufacture our products on a timely basis and at a competitive cost; our ability to successfully remediate manufacturing issues that have resulted in production delays and successfully integrate new equipment on our manufacturing line; our ability to achieve our yield improvement initiatives; our ability to meet our obligations as they become due over the next twelve months; our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms and the interest rate and expense we incur on any debt financing; the impact of the COVID-19 pandemic on our business; our anticipated cash needs and our estimates regarding our capital requirements; our ability to repay our indebtedness pursuant to our ABL Facility; changes in demand by original equipment manufacturer, or OEM, customers for advanced microdisplays, limited availability of products provided by suppliers and foundries, high costs of raw materials, pricing pressure brought by the marketplace or governmental customers and other factors that impact the commercial, military and consumer markets in which we operate; our ability to maintain our relationships with customers and vendors; our ability to protect our intellectual property; our ability to successfully develop and market our products to customers; our ability to generate customer demand for our products in our target markets; the development of our target markets and market opportunities, including the consumer market; technological developments in our target markets and the development of alternate, competing technologies in them; the rate of acceptance of augmented reality/virtual reality, or AR/VR, systems and products in the consumer and commercial marketplace; our potential exposure to product liability claims; our ability to meet customers’ delivery schedules; market pricing for our products and for competing products; the impact of the majority holder of our Series B convertible stock, being able to prevent us from entering into significant corporate transactions, including certain capital raising transactions; increasing competition; our ability to comply with the terms of government awards; provisions in certain of our organizational documents, commercial agreements, government awards, and our military contracts that may prevent or delay an acquisition of, partnership with, or investment in us and our ability to develop original equipment manufacturer and mass production partnerships; and our ability to maintain our operations as a result of potential employee, customer and supplier disruptions caused by the COVID-19 pandemic or any resurgences and quarantine restrictions.

Forward looking statements contained in this prospectus supplement, the accompanying prospectus or in the documents that we incorporate by reference herein and therein represent our views only as of the respective dates on which such statements were made. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date on which they were made.

USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate offering price of $10,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the securities sold by us in the offering for working capital and general corporate purposes. While we have estimated the particular uses for the net proceeds of this offering, we cannot specify these uses with certainty. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

Pending application of the net proceeds as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the assumed public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2021, was approximately $16.7 million, or $0.23 per share of our common stock, based upon the number of shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2021. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the assumed sale of $10,000,000 of shares of our common stock, at the assumed public offering price of $2.34 per share of our common stock (the closing price of our common stock on the NYSE American on November 17, 2021), and after deducting the commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $26.3 million, or $0.34 per share. This represents an immediate increase in net tangible book value of $0.11 per share to existing stockholders and immediate dilution in net tangible book value of $2.00 per share to new investors purchasing our common stock in this offering. The following table illustrates this change on a per share basis. The as adjusted information below is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$2.34
Net tangible book value per share as of September 30, 2021	$0.23
Increase in net tangible book value per share attributable to this offering	$0.11
As adjusted net tangible book value per share as of September 30, 2021 after giving effect to this offering		$0.34
Dilution in net tangible book value per share to investors in this offering		$2.00

Each $0.25 increase (decrease) in the assumed public offering price of $2.34 per share (the closing price of our common stock on the NYSE American on November 17, 2021) would increase (decrease) the as adjusted net tangible book value by $0.01 per share and would increase (decrease) the dilution per share to new investors by approximately $0.01 after deducting commissions and estimated offering expenses payable by us for this offering.

The foregoing table and discussion is based on 72,535,631 shares outstanding as of September 30, 2021 and excludes:

●	3,847,757 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2021, at a weighted average exercise price of $1.92 per share;

●	402,099 shares of our common stock underlying Restricted Stock Units, or RSU’s that are issuable subject to the satisfaction of certain time-based service criteria;

●	103,048 shares of our common stock underlying RSU’s that are issuable subject to the achievement of certain financial targets over a performance period, and the satisfaction of certain time based service criteria;

●	18,726,009 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock; and

●	3,000,000 shares of our common stock issuable upon the exercise of warrants issued in April 2019 and outstanding as of September 30, 2021, at an exercise price of $0.78 per share; 1,680,447 shares of our common stock issuable upon the exercise of warrants issued in August 2016 and outstanding as of September 30, 2021, at an exercise price of $2.60 per share; 100,000 shares of our common stock issuable upon the exercise of warrants issued in March 2017 and outstanding as of September 30, 2021, at an exercise price of $2.25 per share, 1,650,000 shares of our common stock issuable upon the exercise of warrants issued in May 2017 and outstanding as of September 30, 2021, at an exercise price of $2.45 per share; and 2,909,369 shares of our common stock issuable upon the exercise of warrants issued in January 2018 and outstanding as of September 30, 2021, at an exercise price of $1.55 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the assumed offering price will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Wainwright, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of not more than $10,000,000 through Wainwright as our sales agent. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Wainwright will offer our common stock at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of common stock requested to be sold by us. We or Wainwright may suspend the offering of the common stock being made through Wainwright under the sales agreement upon proper notice to the other party.

Settlement for sales of common stock will occur on the second business day or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright in cash, upon each sale of our shares of common stock pursuant to the sales agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the sales agreement in an amount not to exceed $50,000 in the aggregate. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the sales agreement, will be approximately $60,000. We will report at least quarterly the number of shares of common stock sold through Wainwright under the sales agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of common stock.

In connection with the sales of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus supplement and (ii) termination of the sales agreement as permitted therein.

Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. We will file a copy of the sales agreement with the SEC on a Current Report on Form 8-K within the time required by the Exchange Act.

This prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Ellenoff Grossman & Schole LLP, New York, New York is representing the sales agent in connection with this offering.

EXPERTS

The consolidated financial statements of eMagin Corporation as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 incorporated in this Prospectus Supplement by reference from the eMagin Corporation Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to going concern), incorporated herein by reference, and have been incorporated in this Prospectus Supplement and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Our common stock is listed for trading on the NYSE American under the symbol “EMAN.”

We have filed with the SEC a registration statement on Form S 3 (File No. 333-239441) under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus filed as part of the registration statement do not contain all the information set forth in the registration statement and its exhibits and schedules. For further information about us, this offering and our common stock, you may refer to the registration statement and to its exhibits and schedules as well as the documents described herein or incorporated herein by reference. You can review and copy these documents, without charge, at the public reference facilities maintained by the SEC or on the SEC’s website as described above or you may obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We maintain a website at www.emagin.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on or accessible through our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the information incorporated by reference, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement and accompanying prospectus (other than information deemed furnished pursuant to Items 2.02 and 7.01 of Form 8-K). The documents we are incorporating by reference are:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 19, 2021;

●	Our Quarterly Reports on Form 10-Q for the for the quarters ended March 31, 2021, June 30, and September 30, 2021, filed with the SEC on May 13, 2021, August 12, 2021, and November 12, respectively;

●	Our Current Report on Form 8-K filed with the SEC on June 11, 2021;

●	Information contained in our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed with the SEC on April 29, 2021, that is responsive to Part III of Form 10-K; and

●	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-15751), filed with the SEC on May 12, 2010 (including any further amendment or reports filed with the SEC for the purpose of updating such description).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to:

Andrew G. Sculley, Chief Executive Officer
eMagin Corporation
700 South Drive, Suite 201
Hopewell Junction, NY 12533
(845)-838-7900

The information in this prospectus is not complete and may be changed. We may not sell or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated June 25, 2020

PROSPECTUS

$80,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants or Units

From time to time, we may offer up to $80,000,000 of any combination of the securities described in this prospectus, either individually or in units. Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

This prospectus also may be used in connection with the issuance of up to 8,033,500 shares of our common stock (the “Warrant Shares”) upon exercise of certain of our outstanding warrants (the “Warrants”). Such Warrants and Warrant Shares were registered under our Registration Statement on Form S-3 (File No. 333-218838), filed with the Securities and Exchange Commission on June 20, 2017 and declared effective on July 11, 2017 (the “Prior Registration Statement”),  as more fully described herein under the heading “Description of Capital Stock—Warrants.”

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on NYSE American under the symbol “EMAN.” On June 24, 2020, the last reported sale price of our common stock on NYSE American was $0.82 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on NYSE American or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any  related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25,  2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, either individually or in units, in one or more offerings, up to a total dollar amount of $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. This prospectus also relates to the issuance of up to 8,033,500 Warrant Shares upon exercise of certain of our outstanding Warrants. The Warrants and the Warrant Shares were registered under the Prior Registration Statement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” including the risks referred to under the heading “Risk Factors” in this prospectus, in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus, before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operating and prospects may have changed materially since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We post on our public website (www.emagin.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

You can find, copy and inspect information we file with the SEC at the SEC’s public reference room, which is located at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. You can also review our electronically filed reports and other information that we file with the SEC on the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contained more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

●	description of our common stock contained in our registration statement on Form 8-A (File No. 001-15751), filed with the SEC on May 12, 2010 (including any further amendment or reports filed with the SEC for the purpose of updating such description);

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 11, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 filed with the SEC on May 14, 2020;

●	Our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed with the SEC on April 29, 2020 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019); and

●	Our Current Reports on Form 8-K filed with the SEC on January 28, 2020, February 13, 2020, March 10, 2020 and May 14, 2020 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement).

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus is terminated.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

You may request a copy of these documents, orally or in writing, which will be provided to you at no cost by contacting:

Andrew G. Sculley, Chief Executive Officer

eMagin Corporation

700 South Street, Suite 201

Hopewell Junction, NY 12533
(845) 838-7900

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect our results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in the section entitled “Risk Factors” and elsewhere in this Report. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Report and the documents that we reference in this Report and have filed with the Securities and Exchange Commission, or the SEC, as exhibits to this Report, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements:

●	our ability to generate sufficient cash flows and obtain the additional financing we need in order to continue as a going concern;

●	our ability to generate additional revenue or secure additional external financing when, or if, required, in order to continue our current operations;

●	our ability to manufacture our products on a timely basis and at a competitive cost;

●	our ability to successfully remediate manufacturing issues that have resulted in production delays and successfully integrate new equipment on our manufacturing line;

●	our ability to achieve our yield improvement initiatives;

●	our ability to meet our obligations as they become due over the next twelve months;

●	our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms and the interest rate and expense we incur on any debt financing;

●	our anticipated cash needs and our estimates regarding our capital requirements;

●	our ability to maintain our relationships with customers and vendors;

●	our ability to protect our intellectual property;

●	our ability to successfully develop and market our products to customers;

●	our ability to generate customer demand for our products in our target markets;

●	the development of our target markets and market opportunities, including the consumer market;

●	technological developments in our target markets and the development of alternate, competing technologies in them;

●	the rate of acceptance of AR/VR systems and products in the consumer and commercial marketplace;

●	our potential exposure to product liability claims;

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●	our ability to meet customers’ delivery schedules;

●	market pricing for our products and for competing products;

●	the concentration of a significant ownership percentage in our Company in a relatively small number of stockholders and the ability of one or more of such stockholders to exert substantial control over our affairs;

●	changes in demand by original equipment manufacturer (“OEM”) customers for advanced microdisplays, limited availability of suppliers and foundries, high costs of raw materials, pricing pressure brought by the marketplace or governmental customers and other factors that impact the commercial, military and consumer markets in which we operate;

●	increasing competition;

●	provisions in certain of our organizational documents, commercial agreements and our military contracts that may prevent or delay an acquisition of, partnership with, or investment in, our Company and our ability to develop original equipment manufacturer and mass production partnerships;

●	our ability to maintain our operations as a result of potential employee, customer and supplier disruptions caused by the COVID-19 pandemic; and

●	our efforts to settle purchase commitments remaining from our consumer night vision business.

Forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus or in the documents that we reference herein and therein represents our views only as of the respective dates on which such statements were made. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date on which they were made.

SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities referred to under the heading “Risk Factors” in this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words ‘‘eMagin Corporation,” “eMagin,” “the Company,” “we,” “us,” and “our company” or similar references refer to eMagin Corporation and its wholly owned subsidiary, Virtual Vision, Inc.; and the term “securities” refers collectively to our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, or any combination of the foregoing securities.

This prospectus, and the information incorporated herein by reference, includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

Our Company

We design, develop, manufacture and market organic light emitting diode, or OLED miniature displays, which we refer to as OLED-on-silicon microdisplays, virtual imaging products that utilize OLED microdisplays, and related products. We also perform research in the OLED field. Our virtual imaging products integrate OLED technology with silicon chips to produce high-resolution microdisplays which, when viewed through a magnifying headset, create virtual images that appear comparable in size to that of a computer monitor or a large-screen television. Our products enable our original equipment manufacturer, or OEM, customers in the military and commercial markets to develop and market improved or new electronic products.

We believe that our OLED microdisplays offer a number of significant advantages over comparable liquid crystal microdisplays, including higher contrast, greater power efficiency, less weight, more compact size, and negligible image smearing. Using our active matrix OLED technology, many computer and electronic system functions can be built directly into the OLED microdisplay silicon backplane, resulting in compact, high resolution and power efficient systems. Already proven in military and commercial systems, our product portfolio of OLED microdisplays deliver high-resolution, virtual images that perform effectively even in extreme temperatures and high-vibration conditions.

Our OEM customers incorporate our OLED displays in a variety of products including, military aviation helmets, military weapons sights and targeting systems, night vision and thermal imaging devices, training and simulation, visualization for ocular surgery, mobile ultrasound, and augmented reality applications.

We believe our technology, intellectual property portfolio and position in the marketplace give us a leadership position in OLED and OLED-on-silicon microdisplay technology. We have an intellectual property portfolio that includes 35 U.S. patents and 18 pending U.S. patent applications (one of which have received a Notice of Allowance), and have over 20 years of manufacturing know-how and other proprietary technologies to create our high performance OLED microdisplays. We also have 3 issued foreign patents and 21 foreign filings. We believe that we are one of only a few companies to market and produce significant quantities of high resolution, small molecule OLED-on-silicon microdisplays.

We also believe that our direct patterning (“dPd”) technology, which we introduced during 2018, gives us an advantage over other OLED microdisplays because it allows us to produce microdisplays with the high brightness required for VR and AR and certain military applications. Traditional OLED microdisplays utilize white emitting OLED with color filters that lessen the intensity of emitted light by as much as 80%, significantly reducing brightness. Microdisplays manufactured by dPd technology do not require color filters to achieve color variations and allow for the application of more efficient OLED structures which achieve higher brightness. dPd also allows for much lower power and longer life when run at the same luminance of a color filter display.

We were formed in March 2000, through the merger of Fashion Dynamics Corporation, and FED Corporation, a developer and manufacturer of optical systems and microdisplays for use in the electronics industry. Simultaneous with this merger, we changed our name to eMagin Corporation. We are incorporated in the state of Delaware.

The address of our principal executive offices is 700 South Street, Suite 201, Hopewell Junction, NY 12533 and our telephone number is (845) 838-7900. Our website address is www.emagin.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, either individually or in units, with a total value of up to $80,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Subject to the preferences that may be applicable to any then outstanding preferred stock,  holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our Board of Directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.

If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities.

We may evidence each series of debt securities by indentures we will issue. Debt securities may be issued under an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.

Warrants. We may issue warrants from time to time, in one or more series, for the purchase of common stock and/or preferred stock. We may issue warrants independently or together with common stock and/or preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may issue units from time to time, in one or more series, consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock and/or preferred stock in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Warrant Shares.  This prospectus also relates to the issuance of the Warrant Shares upon exercise of certain of our outstanding Warrants.  Such Warrants and Warrant Shares were previously registered under the Prior Registration Statement. The material terms of the outstanding Warrants are summarized herein, which summaries are qualified in their entirety by reference to the forms of warrants and warrant agreements incorporated by reference as exhibits to the registration statement of which this prospectus is a part. To the extent that the terms of the offering and issuance of the Warrant Shares materially differs from those terms disclosed in this prospectus, we may provide you with a prospectus supplement that will contain specific information about the terms of such offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus, you should carefully consider the risks and uncertainties set forth under the heading “risk factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 11,  2020 and in our Quarterly Report on Form 10-Q for the quarter ended March  31,  2020 filed with the SEC on May 14, 2020 which are incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act (including by the filing of Current Reports on Form 8-K), when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and trading price of our common stock.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers’ securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time we offer and sell securities, we will provide a prospectus supplement that will set forth the terms of the offering of the securities, including:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we or they have a material relationship. The prospectus supplement, naming the underwriter, will describe the nature of any such relationship.

We may sell securities directly or through agents we or they designate from time to time. The prospectus supplement will name any agent involved in the offering and sale of securities and any commissions we will pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain purchasers to purchase securities from us or them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we must pay for solicitation of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on NYSE American LLC, or NYSE American, may engage in passive market making transactions in the common stock on NYSE American in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of June 24, 2020, there were 61,215,265 shares of our common stock outstanding, 5,659 shares of our preferred stock outstanding, warrants issued in December 2015 to purchase 383,500 shares of our common stock, warrants issued in August 2016 to purchase 2,947,949 shares of our common stock outstanding, warrants issued in March 2017 to purchase 100,000 shares of our common stock outstanding,  warrants issued in May 2017 to purchase 1,650,000 shares of our common stock outstanding, warrants issued in January 2018 to purchase 4,004,324 shares of our common stock outstanding and warrants issued in April 2019 to purchase 6,210,000 shares of our common stock outstanding.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, amended and restated bylaws, outstanding warrants and the applicable provisions of the Delaware General Corporation Law. This summary does not purport to be complete and is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, amended and restated bylaws, outstanding warrants and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Subject to the preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. There are no sinking fund provisions applicable to our common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Warrants

As of June 24,  2020,  we had warrants outstanding and exercisable for 15,265,773 shares of our common stock. Below is a summary of  our outstanding warrants.

2015 Warrants

The following description of our 2015 warrants is subject to, and qualified in its entirety by, the form of 2015 warrant, which filed as an exhibit to our current report on Form 8-K filed with the SEC on December 18, 2015. You should review a copy of the form of 2015 warrant for a complete description of the terms and conditions applicable to the 2015 warrants. The offering and sale of the 2015 warrants, and the shares of common stock underlying the 2015 warrants, were registered under the Prior Registration Statement.

Term. The 2015 warrants became exercisable commencing six months after the date of issuance, for five years, but not thereafter.

Exercise Price. The exercise price of the 2015 warrants is $2.05 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the 2015 warrants is subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction.

Exercisability. The 2015 warrants became exercisable commencing six months after the date of issuance and are exercisable at any time during the applicable term of the 2015 warrant. The 2015 warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If there is no effective registration statement registering the issuance of the shares underlying the 2015 warrants, then the 2015 warrants may be exercised by means of a cashless exercise.

No fractional shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the 2015 warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the 2015 warrant or round up to the next whole share.

Transferability. Subject to applicable laws, the 2015 warrants may be transferred at the option of the holder upon surrender of the 2015 warrants to us together with the appropriate instruments of transfer.

Authorized Shares. During the period the 2015 warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the 2015 warrants upon the exercise of the 2015 warrants.

Fundamental Transactions. In the event of any fundamental transaction, as described in the 2015 warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a 2015 warrant the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the 2015 warrant is exercisable immediately prior to such event.

Right as a Stockholder. Except as otherwise provided in the 2015 warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the 2015 warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their 2015 warrants.

Waivers and Amendments. The terms of any 2015 warrant may be amended or waived with our written consent and the written consent of the holder of such 2015 warrant.

Beneficial Ownership Limitation. Subject to limited exceptions, a holder of 2015 warrants does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

2016 Warrants

The following description of our 2016 warrants is subject to, and qualified in its entirety by, the form of 2016 warrant, which filed as an exhibit to our current report on Form 8-K filed with the SEC on August 24, 2016. You should review a copy of the form of 2016 warrant for a complete description of the terms and conditions applicable to the 2016 warrants. The offering and sale of the 2016 warrants, and the shares of common stock underlying the 2016 warrants, were registered under the Prior Registration Statement.

Term. The 2016 warrants became exercisable six months after the date of issuance for five years, but not thereafter.

Exercise Price. The exercise price of the 2016 warrants is $2.60 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the 2016 warrants is subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. The exercise price can also be lowered by us, with the prior written consent of the holders of a majority in interest of the 2016 warrants then outstanding, unless prohibited by the listing rules of the exchange on which our common stock is listed.

Exercisability. The 2016 warrants became exercisable commencing six months after the date of issuance and are exercisable at any time during the applicable term of the 2016 warrant. The 2016 warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If there is no effective registration statement registering the issuance of the shares underlying the 2016 warrants, then the 2016 warrants may be exercised by means of a cashless exercise.

No fractional shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the 2016 warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the 2016 warrant or round up to the next whole share.

Transferability. Subject to applicable laws, the 2016 warrants may be transferred at the option of the holder upon surrender of the 2016 warrants to us together with the appropriate instruments of transfer, provided that we may require an opinion of counsel in connection with certain transfers.

Authorized Shares. During the period the 2016 warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the 2016 warrants upon the exercise of the 2016 warrants.

Fundamental Transactions. In the event of any fundamental transaction, as described in the 2016 warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a 2016 warrant the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional    consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the 2016 warrant is exercisable immediately prior to such event.

Right as a Stockholder. Except as otherwise provided in the 2016 warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the 2016 warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their 2016 warrants.

Waiver and Amendments. The terms of any 2016 warrant, other than a lowering of the exercise price as described above, may be amended or waived with our written consent and the written consent of the holder of such 2016 warrant.

Beneficial Ownership Limitation. Subject to limited exceptions, a holder of 2016 warrants does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

Financing Warrants

On March 24, 2017, we entered into an unsecured debt financing arrangement with Stillwater Trust LLC, or Stillwater,  an investor who with affiliates collectively control approximately 42% of our outstanding common stock. In connection with the financing arrangement,  Stillwater received a warrant to purchase 100,000 shares of our common stock at an exercise price of $2.25 per share, the closing market price of our common stock on the date the financing arrangement was executed. On May 24, 2017, we voluntarily terminated the financing arrangement. As of the date of its termination, there were no amounts outstanding under the financing arrangement.

Term. The financing warrants became exercisable six months after the date of issuance for five years, but not thereafter.

Exercise Price. The exercise price of the financing warrants is $2.25 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the financing warrants is subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. The exercise price can also be lowered by us, with the prior written consent of the holders of a majority in interest of the financing warrants then outstanding, unless prohibited by the listing rules of the exchange on which our common stock is listed.

Exercisability. The financing warrants became exercisable commencing six months after the date of issuance and are exercisable at any time during the applicable term of the financing warrant. The financing warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise.

No fractional shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the financing warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the financing warrant or round up to the next whole share.

Transferability. Subject to applicable laws, the financing warrants may be transferred at the option of the holder upon surrender of the financing warrants to us together with the appropriate instruments of transfer, provided that we may require an opinion of counsel in connection with certain transfers.

Authorized Shares. During the period the financing warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the financing warrants upon the exercise of the financing warrants.

Fundamental Transactions. In the event of any fundamental transaction, as described in the financing warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a financing warrant the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional    consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the financing warrant is exercisable immediately prior to such event.

Right as a Stockholder. Except as otherwise provided in the financing warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the financing warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their financing warrants.

Waiver and Amendments. The terms of any financing warrant, other than a lowering of the exercise price as described above, may be amended or waived with our written consent and the written consent of the holder of such financing warrant.

2017 Warrants

The following description of our 2017 warrants is subject to, and qualified in its entirety by, the form of 2017 warrant, which filed as an exhibit to our current report on Form 8-K filed with the SEC on May 24, 2017. You should review a copy of the form of 2017 warrant for a complete description of the terms and conditions applicable to the 2017 warrants. The offering and sale of the 2017 warrants, and the shares of common stock underlying the 2017 warrants, were registered under the Prior Registration Statement.

Term. The 2017 warrants are immediately exercisable upon issuance for five years from the date of issuance, but not thereafter.

Exercise Price. The exercise price of the 2017 warrants is $2.45 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the 2017 warrants is subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. The exercise price can also be lowered by us, with the prior written consent of the holders of a majority in interest of the 2017 warrants then outstanding, unless prohibited by the listing rules of the exchange on which our common stock is listed.

Exercisability. The 2017 warrants are immediately exercisable upon issuance and are exercisable at any time during the applicable term of the 2017 warrant. The 2017  warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If there is no effective registration statement registering the issuance of the shares underlying the 2017  warrants, then the 2017  warrants may be exercised by means of a cashless exercise.

No fractional shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the 2017  warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the 2017  warrant or round up to the next whole share.

Transferability. Subject to applicable laws, the 2017  warrants may be transferred at the option of the holder upon surrender of the 2017  warrants to us together with the appropriate instruments of transfer, provided that we may require an opinion of counsel in connection with certain transfers..

Authorized Shares. During the period the 2017  warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the 2017  warrants upon the exercise of the 2017  warrants.

Fundamental Transactions. In the event of any fundamental transaction, as described in the 2017 warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a 2017 warrant the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional    consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the 2017  warrant is exercisable immediately prior to such event. Any successor to us or surviving entity is obligated to assume the obligations under the Warrant.

Right as a Stockholder. Except as otherwise provided in the 2017  warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the 2017  warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their 2017  warrants.

Waiver and Amendments. The terms of any 2017  warrant, other than a lowering of the exercise price as described above, may be amended or waived with our written consent and the written consent of the holder of such 2017  warrant.

Beneficial Ownership Limitation. Subject to limited exceptions, a holder of 2017  warrants does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

2018 Warrants

The following description of our 2018 warrants is subject to, and qualified in its entirety by, the prospectus supplement filed on Form 424(b)(4) on January 25, 2018. You should review a copy of the prospectus supplement for a complete description of the terms and conditions applicable to the 2018  warrants. The offering and sale of the 2018 warrants, and the shares of common stock underlying the 2018 warrants, were registered under the Registration Statement on Form S-1 (File No. 333-222375), as supplemented by the registration statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act.

Term. The 2018 warrants are immediately exercisable upon issuance for five years from the date of issuance, but not thereafter.

Exercise Price. The exercise price of the 2018 warrants subject to the underwriting agreement is $1.35 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the 2018 warrants is subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. The exercise price can also be lowered by us, with the prior written consent of the holders of a majority in interest of the 2018 warrants then outstanding, unless prohibited by the listing rules of the exchange on which our common stock is listed.

Exercisability. The 2018 warrants are immediately exercisable upon issuance and are exercisable at any time during the applicable term of the 2018 warrant. The 2018 warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If there is no effective registration statement registering the issuance of the shares underlying the 2018 warrants, then the 2018 warrants may be exercised by means of a cashless exercise.

No fractional shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the 2018 warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the 2018 warrant or round up to the next whole share.

Transferability. Subject to applicable laws, the 2018 warrants may be transferred at the option of the holder upon surrender of the 2018 warrants to us together with the appropriate instruments of transfer, provided that we may require an opinion of counsel in connection with certain transfers.

Authorized Shares. During the period the 2018 warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the 2018 warrants upon the exercise of the 2018 warrants.

Fundamental Transactions. In the event of any fundamental transaction, as described in the 2018 warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a 2018 warrant the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional    consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the 2018 warrant is exercisable immediately prior to such event. Any successor to us or surviving entity is obligated to assume the obligations under the Warrant.

Right as a Stockholder. Except as otherwise provided in the 2018 warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the 2018 warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their 2018 warrants.

Waiver and Amendments. The terms of any 2018 warrant, other than a lowering of the exercise price as described above, may be amended or waived with our written consent and the written consent of the holder of such 2018 warrant.

Beneficial Ownership Limitation. Subject to limited exceptions, a holder of 2018 warrants does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

In connection with the offering and sale of the 2018 warrants, certain of our directors and executive officers, including our Chief Executive Officer and Chief Financial Officer, purchased $275,000 of shares of our common stock and warrants in a separate concurrent private placement in a fixed combination at a public offering price of $1.35 and the same terms as described above. The sale of such shares of common stock and warrants in the concurrent private placement was not registered under the Securities Act.

April 4, 2019 Warrants

The following description of our April 4, 2019 warrants is subject to, and qualified in its entirety by, the form of April 4, 2019 warrant, which filed as exhibits to our current report on Form 8-K filed with the SEC on April 8, 2019. You should review a copy of the form of April 4, 2019 warrant for a complete description of the terms and conditions applicable to the April 4, 2019 warrants. You should review a copy of the form of April 4, 2019 warrant for a complete description of the terms and conditions applicable to the April 4, 2019 warrants. The offering and sale of the April 4, 2019 warrants, and the shares of common stock underlying the April 4, 2019 warrants, were not registered under the Securities Act, and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Term. The April 4, 2019 warrants are exercisable six months after issuance upon issuance for five and a half years from the date of issuance, but not thereafter.

Exercise Price. The exercise price of the April 4, 2019 warrants is $0.78 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the April 4, 2019 warrants is subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. The exercise price can also be lowered by us, with the prior written consent of the holders of a majority in interest of the April 4, 2019 warrants then outstanding, unless prohibited by the listing rules of the exchange on which our common stock is listed.

Exercisability. The April 4, 2019 warrants are exercisable six months after issuance and are exercisable at any time during the applicable term of the April 4, 2019 warrant. The April 4, 2019 warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If there is no effective registration statement registering the issuance of the shares underlying the April 4, 2019 warrants, then the April 4, 2019 warrants may be exercised by means of a cashless exercise. In no circumstances will the Company be required to net settle the April 4, 2019 warrants.

No fractional shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the April 4, 2019 warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the April 4, 2019 warrant or round up to the next whole share.

Transferability. Subject to applicable laws, the April 4, 2019 warrants may be transferred at the option of the holder upon surrender of the April 4, 2019 warrants to us together with the appropriate instruments of transfer, provided that we may require an opinion of counsel in connection with certain transfers.

Authorized Shares. During the period the April 4, 2019 warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the April 4, 2019 warrants upon the exercise of the April 4, 2019 warrants.

Fundamental Transactions. In the event of any fundamental transaction, as described in the April 4, 2019 warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a April 4, 2019 warrant the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the April 4, 2019 warrant is exercisable immediately prior to such event. Any successor to us or surviving entity is obligated to assume the obligations under the Warrant.

Right as a Stockholder. Except as otherwise provided in the April 4, 2019 warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the April 4, 2019 warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their April 4, 2019 warrants.

Waiver and Amendments. The terms of any April 4, 2019 warrant, other than a lowering of the exercise price as described above, may be amended or waived with our written consent and the written consent of the holder of such April 4, 2019 warrant.

Beneficial Ownership Limitation. Subject to limited exceptions, a holder of April 4, 2019 warrants does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

April 9,  2019 Warrants

The following description of our April 9, 2019 warrants is subject to, and qualified in its entirety by, the form of April 9, 2019 warrant, which filed as exhibits to our current reports on Form 8-K filed with the SEC on April 11, 2019. You should review a copy of the form of April 9, 2019 warrant for a complete description of the terms and conditions applicable to the April 9, 2019 warrants. The offering and sale of 4,000,000 additional shares of the April 9, 2019 warrants at a negotiated purchase price of $0.49, and the shares of common stock underlying the April 9, 2019 warrants, were registered under the Prior Registration Statement.

Term. The April 9, 2019 warrants are immediately exercisable upon issuance for five years from the date of issuance, but not thereafter.

Exercise Price. The exercise price of the April 9, 2019 warrants is $0.01 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the April 9, 2019 warrants is subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. The exercise price can also be lowered by us, with the prior written consent of the holders of a majority in interest of the April 9, 2019 warrants then outstanding, unless prohibited by the listing rules of the exchange on which our common stock is listed.

Exercisability. The April 9, 2019 warrants are immediately exercisable upon issuance and are exercisable at any time during the applicable term of the 2019 warrant. The April 9, 2019 warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If there is no effective registration statement registering the issuance of the shares underlying the April 9, 2019 warrants, then the April 9, 2019 warrants may be exercised by means of a cashless exercise. In no circumstances will the Company be required to net settle the April 9, 2019 warrants.

No fractional shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the April 9, 2019 warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the April 9, 2019 warrant or round up to the next whole share.

Transferability. Subject to applicable laws, the April 9, 2019 warrants may be transferred at the option of the holder upon surrender of the April 9, 2019 warrants to us together with the appropriate instruments of transfer, provided that we may require an opinion of counsel in connection with certain transfers.

Authorized Shares. During the period the April 9, 2019 warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the April 9, 2019 warrants upon the exercise of the April 9, 2019 warrants.

Fundamental Transactions. In the event of any fundamental transaction, as described in the April 9, 2019 warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a April 9, 2019 warrant the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional    consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the April 9, 2019 warrant is exercisable immediately prior to such event. Any successor to us or surviving entity is obligated to assume the obligations under the Warrant.

Right as a Stockholder. Except as otherwise provided in the April 9, 2019 warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the April 9, 2019 warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their April 9, 2019 warrants.

Waiver and Amendments. The terms of any April 9, 2019 warrant, other than a lowering of the exercise price as described above, may be amended or waived with our written consent and the written consent of the holder of such April 9, 2019 warrant.

Beneficial Ownership Limitation. Subject to limited exceptions, a holder of April 9, 2019 warrants does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

In connection with the offering and sale of the April 9, 2019 warrants, certain of the purchasers of the April 9, 2019 warrants purchased 3,000,000 warrants issuable upon exercise of the April 9, 2019 warrants and exercisable six months after issuance at an initial exercise price of $0.78 and expiring five and a half years after the date of issuance. Such warrants are otherwise subject to the same terms as the April 9, 2019 warrants described above. The sale of such shares of common stock and warrants in the concurrent private placement was not registered under the Securities Act.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. The 10,000,000 shares of preferred stock authorized are undesignated as to preferences, privileges and restrictions. Our Board of Directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.

On December 19, 2008, we filed a  Certificate of Designations with the State of Delaware which designates 10,000 shares of our preferred stock as Series B Convertible Preferred Stock. The preferred stock has a stated value of $1,000 and has a conversion price of $0.75 per share. The preferred stock does not pay interest. The holders of the preferred stock are not entitled to receive dividends unless the Board of Directors declares a dividend for holders of our common stock and then the dividend shall be equal to the amount that such holder would have been entitled to receive if the holder converted its preferred stock into shares of our common stock. Each share of preferred stock has voting rights equal to (i) the number of shares of our common stock issuable upon conversion of such shares of preferred stock at such time (determined without regard to the shares of common stock so issuable upon such conversion in respect of accrued and unpaid dividends on such share of preferred stock) when the preferred stock votes together with our common stock or any other class or series of our capital stock and (ii) one vote per share of preferred stock when such vote is not covered by the immediately preceding clause. In the event of our liquidation, dissolution, or winding up, the preferred stock is entitled to receive liquidation preference before the common stock. We may at our option redeem the preferred stock by providing the required notice to the holders of the preferred stock and paying an amount equal to $1,000 multiplied by the number of shares for all of such holder’s shares of outstanding preferred stock to be redeemed.

If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our amended and restated certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Delaware Law and Certain Charter and By-law Provisions

Provisions of Delaware law, our certificate of incorporation and our by-laws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable. These provisions may also prevent or delay attempts by stockholders to replace or remove our current management or members of our Board of Directors. These provisions include:

●	limitations on the removal of directors;

●	advance notice requirements for stockholder proposals and nominations;

●	the inability of stockholders to act by written consent or to call special meetings;

●	the ability of our Board of Directors to make, alter or repeal our by-laws; and

●	the authority of our Board of Directors to issue preferred stock with such terms as our Board of Directors may determine.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law statute. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Our certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company,  1 State Street, 30th Floor, New York, NY 10004.

Listing

Our common stock is listed on NYSE American, under the symbol “EMAN.”

DESCRIPTION OF OUR DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. We refer to the senior and subordinated debt and senior and subordinated convertible debt collectively as debt securities. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, a prospectus supplement or free writing prospectus will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below.

We may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to this registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may, from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (a) the payment of interest accruing prior to the issue date of such further debt securities or (b) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

Certain Terms of the Senior Debt Securities

Conversion or Exchange Rights. We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of senior debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of senior debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale. Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the senior indenture or the senior debt securities, as appropriate. If the senior debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the senior debt securities into securities that the holders of the senior debt securities would have received if they had converted the senior debt securities before the consolidation, merger or sale.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to any series of senior debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days (or such other period as may be specified for such series) and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise (and, if specified for such series, the continuance of such failure for a specified period), and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the senior debt securities or the senior indenture, other than a covenant that is specifically dealt with elsewhere in the senior indenture, and our failure continues for 90 days after we receive notice from the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of senior debt securities.

If an event of default with respect to senior debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the senior trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series, by notice to us in writing, and to the senior trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of senior debt securities then outstanding shall be due and payable without any notice or other action on the part of the senior trustee or any holder.

Unless otherwise specified in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the senior indenture. Any waiver shall cure the default or event of default.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the senior trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of, premium, if any, on or interest on such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any trust or power conferred on the senior trustee with respect to such senior debt securities. However, the senior trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the senior trustee in personal liability or that the senior trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder of the senior debt securities of any series will have the right to institute a proceeding under the senior indenture or to appoint a receiver or senior trustee, or to seek other remedies if:

●	the holder has given written notice to the senior trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request, and such holders have offered reasonable indemnity to the senior trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the senior trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of senior debt securities if we default in the payment of the principal, premium, if any, or interest on, the senior debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

Modification and Waiver. We and the senior trustee may amend, supplement or modify the senior indenture or the senior debt securities without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the senior indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement or any free writing supplement;

●	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of senior debt securities;

●	to evidence the succession of another corporation, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

●	to provide for or add guarantors with respect to the senior debt securities of any series;

●	to establish the form of any certifications required to be furnished pursuant to the terms of the senior indenture or any series of senior debt securities, or to add to the rights of the holders of any series of senior debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor senior trustee or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

●	to make any change to the senior debt securities of any series, so long as no senior debt securities of such series are outstanding

●	to provide for uncertificated senior debt securities and to make all appropriate changes for such purpose;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the senior indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of senior debt securities of any series.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

●	extends the stated maturity of any senior debt securities;

●	reduces the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any senior debt securities;

●	reduces the rate or extends the time of payment of interest on any senior debt securities; or

●	reduces the percentage of senior debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Satisfaction and Discharge. We can elect satisfy and discharge our obligations with respect to one or more series of senior debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the senior trustee;

●	compensate and indemnify the senior trustee; and

●	appoint any successor senior trustee.

In order to exercise our rights to be discharged, we must deposit with the senior trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the senior debt securities of the series on the dates payments are due.

Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back a holder’s senior debt securities and gave such holder his or her share of the cash and debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the senior debt securities such holder gives back to us. Holders of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Information Concerning the Senior Trustee. The senior trustee, other than during the occurrence and continuance of an event of default under the senior indenture, undertakes to perform only those duties as are specifically set forth in the applicable senior indenture and no implied covenants or obligations shall be read into the senior indenture against the senior trustee. Upon the occurrence and during the continuation of an event of default under the senior indenture, the senior trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Subject to this provision, the senior trustee is under no obligation to exercise any of the powers given it by the senior indenture at the request of any holder of senior debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement or free writing prospectus relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, on or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, or premium, if any, on and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

Ranking of Debt Securities

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness (including senior debt securities) to the extent described in a prospectus supplement or free writing prospectus.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered. If warrants for the purchase of debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the currencies in which the warrants are being offered;

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

●	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

●	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

●	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants begins and the date on which such right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the warrant agreement, if any, under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	anti-dilution provisions of the warrants if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	the identities and addresses of the warrant agent and any calculation or other agent for the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with the terms of such warrants.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the units that we may offer under this prospectus. We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock and/or preferred stock in any combination. While the terms we have summarized below will generally apply to any future series of units we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any series of units we offer under a prospectus supplement or free writing prospectus may differ from the general of terms we described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below in this section;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

FORMS OF SECURITIES

General

Each debt security, unit and warrant will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ abilities to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants, or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. If the validity of any securities is also passed upon by counsel any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements of eMagin Corporation as of December 31, 2019 and 2018 and for each of the years in the two-year period ended December 31, 2019 incorporated in this Prospectus by reference from the eMagin Corporation Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph related to an emphasis of matter regarding going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

$10,000,000

eMagin Corporation

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

November 18, 2021